UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 19, 2017
VERTEX PHARMACEUTICALS INCORPORATED
(Exact name of registrant as specified in its charter)

MASSACHUSETTS (State or other jurisdiction of incorporation)	000-19319 (Commission File Number)	04-3039129 (IRS Employer Identification No.)
50 Northern Avenue
Boston, Massachusetts 02210
(Address of principal executive offices) (Zip Code)
(617) 341-6100
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☒ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events.

On May 19, 2017, the United States Federal Trade Commission issued a request for additional information in connection with our pending acquisition of CTP-656 and other assets related to the treatment of cystic fibrosis from Concert Pharmaceuticals, Inc. The second request was issued under notification requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended. We intend to work cooperatively with the FTC as it reviews the transaction.
Additional Information about the Transaction and Where to Find It
This disclosure is being made in respect of the proposed asset purchase with Concert. The proposed asset purchase and the asset purchase agreement will be submitted to Concert's shareholders for their consideration and approval. In connection with the proposed asset purchase, Concert has filed a proxy statement with the SEC. This disclosure does not constitute a solicitation of any vote or proxy from any shareholder of Concert. Investors are urged to read the proxy statement carefully and in its entirety and any other relevant documents or materials filed or to be filed with the SEC or incorporated by reference in the proxy statement, because they contain important information about the proposed asset sale. The definitive proxy statement has been mailed to Concert's shareholders. In addition, the proxy statement and other documents are available free of charge at the SEC's internet website, www.sec.gov. The proxy statement and other pertinent documents may also be obtained free of charge at the Investors section of Concert's website, www.concertpharma.com, or by directing a written request to Concert Pharmaceuticals, Inc., Attn: Investor Relations, in writing, at 99 Hayden Ave, #500, Lexington, MA 02421.
Certain Information Concerning Participants
Vertex and its directors, executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies in connection with the proposed asset purchase. Information about Vertex's directors and executive officers is included in Vertex's Annual Report on Form 10-K for the year ended December 31, 2016 filed with the SEC on February 23, 2017.

Forward-looking Statements
This current report on Form 8-K contains forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995, including, without limitation, statements regarding (i) our plans with respect to working with the FTC and (ii) the pending acquisition of CTP-656 and other assets related to the treatment of cystic fibrosis from Concert Pharmaceuticals, Inc. While we believe the forward-looking statements contained in this filing are accurate, these forward-looking statements represent our beliefs only as of the date of this report, and there are a number of factors that could cause actual events or results to differ materially from those indicated by such forward-looking statements. Those risks and uncertainties include, among other things, that we may not be able to obtain regulatory approval for our pending transaction with Concert and other risks listed under Risk Factors in our annual report and quarterly reports filed with the Securities and Exchange Commission and available through our website at www.vrtx.com. We disclaim any obligation to update the information contained in this report as new information becomes available.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VERTEX PHARMACEUTICALS INCORPORATED
(Registrant)

Date: May 22, 2017	/s/ Michael J. LaCascia
Michael J. LaCascia Senior Vice President, General Counsel and Corporate Secretary